NEWS RELEASE

One North Central Avenue, Phoenix, AZ 85004 (602) 366-8100

For Immediate Release
Media:	Peter J. Faur
(602) 366-7993

Investors:	Stanton K. Rideout
(602) 366-8589
Phelps Dodge Statement on Revised Xstrata Offer for Falconbridge
and Atticus Capital Announcement
PHOENIX, July 19, 2006 — Phelps Dodge Corp. (NYSE: PD) today issued the following statement regarding Xstrata plc’s (LSE: XTA) revised offer for Falconbridge Ltd. (TSX, NYSE: FAL) and today’s announcement by Atticus Capital that it does not support Phelps Dodge’s proposed acquisition of Inco Ltd.:
J. Steven Whisler, chairman and chief executive officer of Phelps Dodge, said: “We believe Inco’s bid for Falconbridge, which we fully support, represents the most compelling offer for Falconbridge. This is the only proposal that allows Falconbridge shareholders to participate in the enormous synergies and upside available only by combining these three companies. This is the best and final proposal for Falconbridge that we will support. It is time for Falconbridge shareholders to decide what is truly in their best interests.
“Today’s announcement by hedge fund Atticus Capital opposing our proposed transactions does not surprise us at all. In our planning for these transactions, we always assumed this would be their position.
“Atticus has consistently recommended short-term strategies based on their own objectives. Our board of directors, which has carefully considered all of Atticus’ suggestions, has concluded unanimously that our agreement with Inco is a superior path to creating shareholder value in both the long run and the short term. The transactions we have proposed will be substantially and immediately accretive to cash flow, and the new Phelps Dodge Inco will be well positioned for the future. Fortunately, from the many conversations we have had with our shareholders in recent weeks, we are confident that most Phelps Dodge shareholders have come to see the compelling benefits of these transactions.”
Phelps Dodge is one of the world’s leading producers of copper and molybdenum and is the largest producer of molybdenum-based chemicals and continuous-cast copper rod. The company employs 13,500 people worldwide.
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Cautionary Language Concerning Forward-Looking Statements
     These materials include “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including statements regarding, among other things, the benefits of the combination with Inco and the combined company’s plans, objectives, expectations and intentions. All statements other than historical information are forward-looking statements. These forward-looking statements are based on management’s current beliefs and expectations, speak only as of the date made, and are subject to a number of significant risks and uncertainties that cannot be predicted or quantified and are beyond our control. Future developments and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: (i) the ability to obtain governmental approvals of the combination on the proposed terms and schedule; (ii) the failure of Inco’s shareholders to approve the plan of arrangement; (iii) the failure of Phelps Dodge’s shareholders to authorize the issuance of Phelps Dodge common shares, the change of Phelps Dodge’s name to Phelps Dodge Inco Corporation and an increase in the size of Phelps Dodge’s board of directors as required under the combination agreement; (iv) the risks that the businesses of Phelps Dodge and Inco and/or Falconbridge will not be integrated successfully; (v) the risks that the cost savings, growth prospects and any other synergies from the combination may not be fully realized or may take longer to realize than expected; (vi) the combined company’s inability to refinance indebtedness incurred in connection with the combination on favorable terms or at all; (vii) the possibility that Phelps Dodge will combine with Inco only; (viii) the possible impairment of goodwill resulting from the combination and the resulting impact on the combined company’s assets and earnings; and (ix) additional factors that may affect future results of the combined company set forth in Phelps Dodge’s, Inco’s and Falconbridge’s filings with the Securities and Exchange Commission, which filings are available at the SEC’s Web Site at (www.sec.gov). Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
     NOTE: In connection with the proposed combination, Phelps Dodge filed a preliminary proxy statement on Schedule 14A with the SEC. Investors are urged to read the definitive proxy statement (including all amendments and supplements to it) when it is filed because it contains important information. Investors may obtain free copies of the definitive proxy statement, as well as other filings containing information about Phelps Dodge, Inco and Falconbridge, without charge, at the SEC’s website (www.sec.gov). Copies of Phelps Dodge’s filings may also be obtained without charge from Phelps Dodge at its Web site (www.phelpsdodge.com) or by directing a request to Phelps Dodge, One North Central Avenue, Phoenix, Arizona, 85004-4414, Attention: Assistant General Counsel and Corporate Secretary (602) 366-8100. The directors and executive officers of Phelps Dodge may be deemed to be participants in the solicitation of proxies in respect of the proposed combination. Information regarding the directors and executive officers of Phelps Dodge and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary proxy statement filed with the SEC and will be available in the definitive proxy statement when filed with the SEC.